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                                                                      EXHIBIT 21


                  SIGNIFICANT SUBSIDIARIES OF SOUTHDOWN, INC.
                            AS OF DECEMBER 31, 1998



                                                                                              STATE OF
                                           SUBSIDIARY *                                     ORGANIZATION
                                           ----------                                       ------------
SOUTHDOWN FINANCE, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   DELAWARE

SOUTHDOWN CALIFORNIA CEMENT LLC (A SUBSIDIARY OF SOUTHDOWN FINANCE, INC.  . . . . . . . . .   DELAWARE

KOSMOS CEMENT COMPANY (A PARTNERSHIP) . . . . . . . . . . . . . . . . . . . . . . . . . . .   KENTUCKY


_________________
* CONDUCTS BUSINESS UNDER ITS NAME.